EXHIBIT 11

                      CALPINE CORPORATION AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)
                                   (unaudited)




                                               Three Months Ended              Six Months Ended
                                                    June 30,                       June 30,
                                            -------------------------      ------------------------
                                              1997            1996           1997           1996
                                            ---------       ---------      ---------      ---------

Net income (loss)                           $   9,400       $   4,717      $   5,360      $   4,423
                                            =========       =========      =========      =========

Primary earnings per share
   Weighted average number of
     common  shares outstanding                19,911          10,388         19,882         10,388
   Conversion of preferred stock                   --           2,179             --          1,221
   Common shares issuable upon
     exercise of stock options using
     the treasury method                        1,087             795            543            398
                                            ---------       ---------      ---------      ---------
                                               20,998          13,362         20,425         12,007
                                            =========       =========      =========      =========

       Primary earnings per share           $    0.45       $    0.35      $    0.26      $    0.37
                                            =========       =========      =========      =========

Fully diluted earnings per share
   Weighted average number of
     common  shares outstanding                19,911          10,388         19,882         10,388
   Conversion of preferred stock                   --           2,179             --          1,221
   Common shares issuable upon
     exercise of stock options using
     the treasury method                        1,106             795          1,106            795
                                            ---------       ---------      ---------      ---------
                                               21,017          13,362         20,988         12,404
                                            =========       =========      =========      =========

  Fully diluted earnings per share          $    0.45       $    0.35      $    0.26      $    0.36
                                            =========       =========      =========      =========
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